EXHIBIT 10.1
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                               TERM LOAN AGREEMENT

                                   dated as of

                                February 14, 2002

                                     between

                             SOFTQUAD SOFTWARE, LTD.

                     The SUBSIDIARY GUARANTORS Party Hereto

                                       and

                                COREL CORPORATION

                               -------------------
                                   $2,000,000
                               -------------------






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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
   SECTION 1.01.  Defined Terms................................................1
   SECTION 1.02.  Terms Generally.............................................10
   SECTION 1.03.  Accounting Terms; GAAP......................................10


ARTICLE II
   SECTION 2.01.  The Commitment..............................................10
   SECTION 2.02.  Loan Request; Funding of the Loans..........................11
   SECTION 2.03.  Repayment of the Loan; Evidence of Debt.....................11
   SECTION 2.04.  Prepayment of the Loans.....................................12
   SECTION 2.05.  Interest....................................................13
   SECTION 2.06.  Taxes.......................................................13
   SECTION 2.07.  Payments Generally..........................................14


ARTICLE III
   SECTION 3.01.  The Guarantee...............................................15
   SECTION 3.02.  Obligations Unconditional...................................15
   SECTION 3.03.  Reinstatement...............................................16
   SECTION 3.04.  Subrogation.................................................16
   SECTION 3.05.  Remedies....................................................17
   SECTION 3.06.  Instrument for the Payment of Money.........................17
   SECTION 3.07.  Continuing Guarantee........................................17
   SECTION 3.08.  Rights of Contribution......................................17
   SECTION 3.09.  General Limitation on Guarantee Obligations.................18


ARTICLE IV
   SECTION 4.01.  Incorporation of Representations and Warranties from Merger
                       Agreement..............................................20
   SECTION 4.02.  Authorization; Enforceability...............................20
   SECTION 4.03.  Governmental Approvals; No Conflicts........................20
   SECTION 4.04.  Investment and Holding Company Status.......................21
   SECTION 4.05.  Disclosure..................................................21
   SECTION 4.06.  Use of Credit...............................................21


ARTICLE V
   SECTION 5.01.  Conditions to Effective Date................................22
   SECTION 5.02.  Notice of Effective Date....................................23
   SECTION 5.03.  Conditions to Loans.........................................23


ARTICLE VI
   SECTION 6.01.  Notices of Material Events..................................24
   SECTION 6.02.  Use of Proceeds.............................................24
   SECTION 6.03.  Incorporation by Reference..................................24
   SECTION 6.04.  Certain Obligations Respecting Subsidiaries; Further
                      Assurances..............................................25


ARTICLE VII
   SECTION 7.01.  Indebtedness................................................26
   SECTION 7.02.  Liens.......................................................27
   SECTION 7.03.  Fundamental Changes.........................................27
   SECTION 7.04.  Investments.................................................28
   SECTION 7.05.  Transactions with Affiliates................................28
   SECTION 7.06.  Restrictive Agreements......................................29


ARTICLE VIII
   SECTION 8.01.  Events of Default...........................................29


ARTICLE IX
   SECTION 9.01.  Notices.....................................................33
   SECTION 9.02.  Waivers; Amendments.........................................33
   SECTION 9.03.  Expenses; Indemnity; Damage Waiver..........................34
   SECTION 9.04.  Successors and Assigns......................................35
   SECTION 9.05.  Survival....................................................35
   SECTION 9.06.  Counterparts; Integration; Effectiveness....................36
   SECTION 9.07.  Severability................................................36
   SECTION 9.08.  Right of Setoff.............................................36
   SECTION 9.09.  Governing Law; Jurisdiction; Etc............................37
   SECTION 9.10.  WAIVER OF JURY TRIAL........................................37
   SECTION 9.11.  Headings....................................................38
   SECTION 9.12.  Confidentiality.............................................38


EXHIBIT A    -  Form of Security Agreement
EXHIBIT B    -  Form of Guarantee Assumption Agreement
EXHIBIT C-1  -  Form of Opinion of New York Counsel to the Obligors
EXHIBIT C-2  -  Form of Opinion of Ontario Counsel to the Obligors
EXHIBIT D    -  Form of Loan Request

          TERM LOAN AGREEMENT dated as of February 14, 2002, between SOFTQUAD SOFTWARE, LTD., the SUBSIDIARY GUARANTORS party hereto, and COREL CORPORATION.

          The Borrower (as hereinafter defined) has requested that the Lender (as so defined) make one or more loans to it, under the guarantee of the Subsidiary Guarantors (as so defined), in a principal amount not to exceed $2,000,000, to finance the necessary operating costs of the Borrower and its Subsidiaries, including payroll, employee bonuses for the fiscal quarter ended September 30, 2001, and the fees and disbursements (not exceeding $300,000 in the aggregate) of the Borrower's auditors and United States and Canadian counsel retained in connection with the Merger Agreement (defined below) and this Agreement. The Lender is prepared to make the loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Applicable Rate" means 6% per annum.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means SoftQuad Software, Ltd., a Delaware corporation.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are authorized or required by law to remain closed.

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                                     - 2 -


          "California Guarantor" means SoftQuad Software California, Ltd., a California corporation.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than pursuant to the Merger Documents, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) in the case of the Borrower, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means the commitment of the Lender to make the Loans hereunder on the Effective Date. The amount of the Commitment is $2,000,000.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or the management policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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                                     - 3 -


          "Disclosing Party" has the meaning assigned to such term in Section 9.12.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Article V are satisfied (or waived in accordance with Section 9.02).

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "Event of Default" has the meaning assigned to such term in Article VIII.

          "Excess Funding Guarantor" has the meaning assigned to such term in
Section 3.08(b).

          "Excess Payment" has the meaning assigned to such term in Section 3.08(b).

          "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or capital by any Governmental Authority and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

          "Financial Officer" means the chief financial officer, vice president of finance, principal accounting officer, treasurer or controller of the Borrower.

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                                     - 4 -



          "GAAP" means generally accepted accounting principles, consistently applied, in the United States of America.

          "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (for purposes of this definition, the "guarantor") means, as of the date of determination and without duplication, any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (for purposes of this definition, the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit B by an entity that, pursuant to
Section 6.04(a), is required to become a "Subsidiary Guarantor" hereunder in favor of the Lender.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

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                                     - 5 -



          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding obligations in respect of Taxes), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business that are not more than 90 days old or that are subject to a bona fide dispute), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Interest Payment Date" means, with respect to each Loan, each Quarterly Date.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory, software or supplies by such Person in the ordinary course of business; (c) the entering into of any commitment to any Person to advance, lend or extend any amount to such Person or any other Person; or (d) the entering into of any Hedging Agreement.

          "Lender" means Corel Corporation, a Canadian corporation.

          "Lien" means, (a) with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" means a loan made by the Lender to the Borrower pursuant to this Agreement.

          "Loan Documents" means, collectively, this Agreement, the promissory note described in Section 2.04(d) of this Agreement and the Security Documents.

          "Loan Request" has the meaning assigned to such term in Section
2.02(a).

          "Margin Stock" means "margin stock" within the meaning of Regulations U and X of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its respective obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lender under this Agreement or any of the other Loan Documents; provided that in no event shall the failure of the merger contemplated by the Merger Agreement to occur or the termination of the Merger Agreement according to its terms be deemed in itself to have a Material Adverse Effect.

          "Maturity Date" means the earlier of (i) the Effective Time (as such term is defined in the Merger Agreement and (ii) April 30, 2002.

          "Merger Agreement" means the Merger Agreement dated as of August 7, 2001 as amended as of January 31, 2002, among the Borrower, the Lender and Calgary II Acquisition Corp., as further amended from time to time.

          "Merger Documents" means, collectively, the Merger Agreement and the other agreements, instruments and other documents entered into or delivered in connection with the transactions contemplated thereby (but not including the Loan Documents).

          "Obligor" means each of the Borrower and each Subsidiary Guarantor.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes and other governmental charges that are not yet due or are being contested in good faith by appropriate proceedings, for which adequate reserves have been set and the failure to pay which could not reasonably be expected to result in a Material Adverse Effect;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings, for which adequate reserves have been set and the failure to pay which could not reasonably be expected to result in a Material Adverse Effect;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VIII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) purchase money security interests in equipment used in the ordinary course of the business of the Borrower or any Subsidiary; and

          (h) security interests granted to Toronto-Dominion Bank to secure a credit card facility in a maximum amount not to exceed $30,000 (or the equivalent in Canadian dollars);

provided that, except for any "Permitted Encumbrance" described in clause (g) and (h) of this definition, the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or from Moody's Investors Services, Inc;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Pro Rata Share" has the meaning assigned to such term in Section 3.08(b).

          "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "Receiving Party" has the meaning assigned to such term in Section
9.12.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Security Agreement" means a Security Agreement substantially in the form of Exhibit A among the Borrower, the Subsidiary Guarantors and the Lender, as the same shall be modified and supplemented and in effect from time to time.

          "Security Documents" means, collectively, the (a) Security Agreement and all Uniform Commercial Code financing statements and other similar instruments required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement, and (b) any filings to be made with the United States Patent Office or any similar Governmental Authority of any other jurisdiction with respect to the security interests in intellectual property created pursuant to the Security Agreement.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.04(a).

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of the Loans and the use of the proceeds thereof.

          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms so defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. The Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make one or more Loans to the Borrower on the Effective Date in a principal amount equal to the Commitment. Amounts prepaid or repaid in respect of the Loans may not be reborrowed.

          SECTION 2.02. Loan Request; Funding of the Loans.

          (a) Loan Request. Borrower shall make a request for a Loan by submitting to Lender a notice, substantially in the form of Exhibit D to this Agreement (a "Loan Request"), (i) certifying that there exists no default or Event of Default under this Agreement and none will exist after giving effect to the requested Loan; (ii) setting forth (A) the proposed date of funding of the requested Loan, which date shall be a Business Day and shall not be less than two (2) Business Days after the date of the Loan Request or such shorter time as the Lender may agree; and (B) the proposed use of the proceeds of such requested Loan. Each Loan Request will be irrevocable and the Borrower will be bound to borrow the requested Loan in accordance with the Loan Request.

          (b) Funding of the Loans. The Lender will make each Loan available to the Borrower by crediting the amount of such Loan, in immediately available funds by 12:00 noon, New York City time on the date set forth in the applicable Loan Request, to TD Canada Trust, 1315 The Queensway, Etobicoke, Ontario M8Z 1S8, ABA Number 026009593, Account Number 7304899, Branch Number 17282, or such account of the Borrower as may be designated by the Borrower to the Lender in writing not less than two (2) Business Days prior to any proposed date of funding as set forth in the applicable Loan Request.

          SECTION 2.03. Repayment of the Loans; Evidence of Debt.

          (a) Repayment. The Borrower hereby unconditionally promises to pay to the Lender the aggregate outstanding principal amount of the Loans on the Maturity Date.

          (b) Maintenance of Records by the Lender. The Lender shall maintain, in accordance with commercially reasonable practice, records evidencing the indebtedness of the Borrower to the Lender resulting from the Loans in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower hereunder and (iii) the amount of any sums received by the Lender hereunder and the application of such sums against such indebtedness.

          (c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of the Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Promissory Notes. The Lender may request that the indebtedness of the Borrower in respect of the Loans be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the Lender and in a form approved by the Lender.

          SECTION 2.04. Prepayment of the Loans.

          (a) Optional Prepayment of the Loans. The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, without premium, fee or penalty, subject to the requirements of this Section.

          (b) Mandatory Prepayment upon Sale of Certain Assets. Without limiting the obligation of the Borrower to obtain the consent of the Lender under the Merger Agreement to any disposition of assets of the Borrower or any Subsidiary, in the event that sum of the net proceeds (after deduction of legal, transfer, title and recording taxes, other transactional expenses and commissions paid by the Borrower or any Subsidiary) (a) of any sale, transfer, license or other disposition of any Intellectual Property Rights (as defined in the Merger Agreement) (a "Current Disposition") and (b) of all prior sales, transfers, licenses or other dispositions of Intellectual Property Rights after the Effective Date as to which a prepayment has not yet been made under this paragraph ("Prior Dispositions"), shall exceed $50,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrower will deliver to the Lender a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Lender, of the aggregate amount of the net proceeds to be received by the Borrower or any Subsidiary of the Current Disposition and of all such Prior Dispositions and, no later than the closing of the Current Disposition, will prepay the Loans in an aggregate amount equal to 100% of the sum of the net proceeds received by the Borrower or any Subsidiary of the Current Disposition plus the net proceeds received by the Borrower or any Subsidiary of such Prior Dispositions.

          (c) Notices, Etc. In addition to the statement required to be delivered pursuant to paragraph (b) above, the Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., Ottawa, Ontario time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the portion of the principal amount of the Loans to be prepaid.

          (d) Other Requirements Relating to Prepayments. Each prepayment shall be accompanied by accrued interest to the extent required by Section 2.05. Each partial prepayment of the Loans pursuant to paragraph (a) above shall be in an amount of $50,000 and integral multiples of $10,000 in excess thereof. Each partial prepayment of the Loans pursuant to paragraph (a) or (b) above shall be applied in accordance with Section 2.07(b).

          SECTION 2.05. Interest.

          (a) The Loans. The Loans shall bear interest at a fixed rate per annum equal to the Applicable Rate.

          (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on the Loans or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the Applicable Rate.

          (c) Payment of Interest. Accrued interest on the Loans shall be payable in arrears on (i) each Interest Payment Date; (ii) the Maturity Date; and (iii) the date any prepayment is made; provided that interest accrued pursuant to paragraph (b) of this Section shall be payable on demand.

          (d) Computation. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.06. Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

          SECTION 2.07. Payments Generally.

          (a) Payments by the Obligors. All payments required to be made by the Obligors hereunder (whether of principal, interest or other amounts, or under Section 2.06, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) shall be made prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at The Royal Bank of Canada, 90 Sparks Street, Ottawa, Ontario, Canada K1P 5T6, Sort Code CC000300006, USDollar Account No. 400- 440-0, ABA#021000021, through The Chase Manhattan Bank New York, New York. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest and such other amounts then due hereunder, and (ii) second, to pay principal then due hereunder.

                                   ARTICLE III

                                    GUARANTEE

          SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lender to the Borrower and all other amounts from time to time owing to the Lender by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (d) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. No provision or waiver in this Article III shall be construed as limiting the generality of any other waiver contained in this
Article III .

          SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitment under this Agreement, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lender, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in
Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

          SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 3.08. Rights of Contribution.

          (a) The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          (b) For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          SECTION 3.10. Certain Additional Waivers by California Guarantor. In addition to any other waivers made by the Subsidiary Guarantors pursuant to this
Article:

          (a) California Guarantor understands and acknowledges that if Lender forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that California Guarantor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right California Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by California Guarantor under this Article. California Guarantor further understands and acknowledges that in the absence of this clause (a), such potential impairment or destruction of California Guarantor's rights, if any, may entitle California Guarantor to assert a defense to this Article based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Agreement, California Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that California Guarantor will be fully liable under this Article even though Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness; (ii) agrees that California Guarantor will not assert that defense in any action or proceeding which Lender may commence to enforce the guarantee set forth in this Article;
(iii) acknowledges and agrees that the rights and defenses waived by California Guarantor in this Article include any right or defense that California Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Lender is relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which Lender is receiving for creating the indebtedness.

          (b) California Guarantor waives any rights and defenses that are or may become available to California Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

          (c) California Guarantor waives all rights and defenses that California Guarantor may have because any of the indebtedness hereunder is secured by real property. This means, among other things: (i) Lender may collect from California Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Lender forecloses on any real property collateral pledged by Borrower: (A) the amount of the indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and
(B) Lender may collect from California Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right California Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses California Guarantor may have because any of the indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

          (d) California Guarantor waives any right or defense it may have at law or equity including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender that:

          SECTION 4.01. Incorporation of Representations and Warranties from Merger

Agreement. The representations and warranties of the Borrower set forth in the Merger Agreement (and the SoftQuad Disclosure Letter as defined in the Merger Agreement) are incorporated herein in their entirety by this reference as if set forth herein in full, mutatis mutandis.

          SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.04. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.05. Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished under the Merger Agreement) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 4.06. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.


                                    ARTICLE V

                                   CONDITIONS

          SECTION 5.01. Conditions to Effective Date. The obligations of the Lender to make a Loan hereunder shall not become effective until the date on which the Lender shall have received each of the following documents, each of which shall be satisfactory to the Lender in form and substance (or such condition shall have been waived in accordance with Section 9.02):

          (a) Executed Counterparts. From each Obligor, a counterpart of this Agreement signed on behalf of such party.

          (b) Opinion of Counsel to the Obligors. A written opinion (addressed to the Lender and dated the Effective Date) of Jenkins & Gilchrist Parker Chapin, LLP, New York counsel for the Obligors, substantially in the form of Exhibit C-1, and of Goodmans LLP, Ontario counsel for the Obligors, substantially in the form of Exhibit C-2 and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Lender shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lender).

          (c) Corporate Documents. Such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Lender and its counsel.

          (d) Officer's Certificate. A certificate, dated the Effective Date and signed by the

     President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Section 5.03(a) and (b).

          (e) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and each of the Subsidiary Guarantors and the certificates identified under the name of such Obligor in Annex 3 thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including delivering to the Lender, for filing, appropriately completed copies of Uniform Commercial Code financing statements) as the Lender shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

          (f) Source Code Escrow Agreement. An agreement, duly executed by the Borrower and any Subsidiary Guarantor which is the owner of Copyrights (as defined in the Security Agreement) included in the Copyright Collateral (as defined in the Security Agreement), the Lender and an escrow agent acceptable to the Lender and the Borrower, in form and substance reasonably satisfactory to the Lender, in support of the security interest of the Lender in the Copyright Collateral.

          (g) Other Documents. Such other documents as the Lender or its counsel may reasonably request.

          SECTION 5.02. Notice of Effective Date. The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lender to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., Ottawa, Ontario time, on February 28, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

          SECTION 5.03. Conditions to Loans. The obligation of the Lender to make any Loan is additionally subject to the satisfaction of the following conditions:

          (a) Bringdown of Representations and Warranties. The representations and warranties of the Borrower set forth in or incorporated by reference into this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date made and, with respect to any representations and warranties set forth in this Agreement or in any other Loan Document, on and as of the date of such Loan.

          (b) Absence of Default. At the time of and immediately after giving effect to such

     Loan, no Default shall have occurred and be continuing.

          (c) Loan Request. Lender shall have received a Loan Request complying with the provisions of Section 2.02(a).


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

          Until the Commitment has expired or been terminated and the principal of and interest on the Loans and all other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that:

          SECTION 6.01. Notices of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

          (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower describing in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 6.02. Use of Proceeds. The proceeds of the Loans will be used only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 6.03. Incorporation by Reference.

          (a) The Borrower agrees, for the benefit of the Lender hereunder, to perform, comply with and be bound by each of its covenants, agreements and obligations contained in Articles V and VI of the Merger Agreement, as modified (including by reason of the granting of a waiver or the giving of a consent by the Lender in its capacity as a party to the Merger Agreement) and supplemented and in effect from time to time, or as last in effect in the event the Merger Agreement shall be terminated. Without limiting the generality of the foregoing, the above-mentioned provisions of the Merger Agreement, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated herein by reference, as if set forth herein in full, mutatis mutandis.

          (b) Notwithstanding anything to the contrary contained in the Loan Documents, if the Borrower or any of its Subsidiaries should breach any of the covenants, agreements, obligations, warranties or representations that are made by it in the Merger Agreement and incorporated into the Loan Documents, such breach shall entitle the Lender in its capacity as such to exercise its right as the Lender only under the Loan Documents and shall not entitle it, in its capacity as the Lender under the Loan Documents, to seek damages or other relief under the Merger Agreement.

          SECTION 6.04. Certain Obligations Respecting Subsidiaries; Further Assurances.

          (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to

               (i) become a "Subsidiary Guarantor" hereunder, and an "Obligor" under the Security Agreement pursuant to a Guarantee Assumption Agreement,

               (ii) cause such Subsidiary to take such action (including delivering such shares of stock and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the personal property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and

               (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Article V on the Effective Date or as the Lender shall have requested.

          (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary (subject only to the Lien of the Security Agreement). In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Lender pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Lender shall request to perfect the security interest created therein pursuant to the Security Agreement.

          (c) Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Lender to effectuate the purposes and objectives of this Agreement.

          Without limiting the generality of the foregoing, the Borrower will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Lender to create, in favor of the Lender for the benefit of the Lender (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), perfected security interests and Liens in substantially all of the Capital Stock of such Obligor held from time to time by any Obligor and substantially all of the property of such Obligor as collateral security for its obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

          Until the Commitment has expired or terminated and the principal of and interest on the Loans and all other amounts payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

          SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder and under the other Loan Documents;

          (b) Indebtedness of the Borrower or any Subsidiary constituting the deferred purchase price of equipment or materials that is secured only by a Lien described in clause (g) of the definition of "Permitted Encumbrance.";

          (c) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

          (d) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit; and

          (e) Indebtedness of the Borrower or any Subsidiary to Toronto-Dominion Bank in respect of a credit card facility in a maximum amount not to exceed $30,000 (or the equivalent in Canadian dollars).

          SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created pursuant to the Security Documents; and

          (b) Permitted Encumbrances.

          SECTION 7.03. Fundamental Changes.

          (a) The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), sell, lease, transfer or otherwise dispose of any or all of its property upon liquidation or otherwise.

          (b) Notwithstanding the foregoing provisions of this Section:

               (i) any Subsidiary Guarantor may be merged or consolidated with or into any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation;

               (iii) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor for consideration that is not greater than the fair market value of such property;

               (iii) the Borrower and any of its Subsidiaries may dispose of assets constituting inventory and may license assets consisting of software; provided that such disposition is for value, on an arm's-length basis and in the ordinary course of such Person's business;

               (iv) the Borrower and any of its Subsidiaries may write-off or write-down assets consisting of accounts receivable in the ordinary course of business to the extent not prohibited by the Merger Agreement; and

               (v) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any Subsidiary Guarantor for consideration that is not greater than the fair market value of such property.

          SECTION 7.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in the SoftQuad Disclosure Letter or the Merger Agreement;

          (b) operating deposit accounts with banks;

          (c) Permitted Investments;

          (d) Investments by the Borrower and its Subsidiaries in the Borrower and the Subsidiary Guarantors;

          (e) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes; and

          (f) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business.

          SECTION 7.05. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are permitted by Section

7.03(b), (b) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (c) transactions between or among the Borrower and the Subsidiary Guarantor not involving any other Affiliate.

          SECTION 7.06. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by the Merger Documents or by this Agreement; and (ii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          SECTION 8.01. Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of or interest on the Loans or any other amount payable under this Agreement or under any other Loan Document when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

          (c) the Borrower shall fail to observe or perform when due any covenant, condition or agreement contained in Section 6.01, 6.02 or 6.04 or in Article VII of this

     Agreement and such failure shall continue unremedied for a period of 10 days after the due date thereof, or in Article V or VI of the Merger Agreement (as incorporated by reference herein pursuant to Section 6.03) after giving effect to any grace period provided for therein or any Obligor shall default in the performance of any of its respective obligations contained in Section 4(b) or 5.02 of the Security Agreement after giving effect to any grace period provided for therein;

          (d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents or Merger Documents (other than those specified in paragraph (a) or (c) of this Article) and such failure shall continue unremedied and unwaived for a period of 30 or more days after notice thereof from the Lender to the Borrower;

          (e) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of the Indebtedness described in Section 7.01(b), when and as the same shall become due and payable subject to applicable grace periods;

          (f) any event or condition occurs that results in the Indebtedness described in Section 7.01(b) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph
     (g) of this Article,

     (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

          (k) an event shall have occurred that, in the opinion of the Lender, when taken together with all other events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (l) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or predecessors that, in the judgment of the Lender, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (m) a Change in Control shall occur or any of the Merger Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any party thereto other than Corel Corporation or Calgary II Acquisition Corp.; or

          (n) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lender, free and clear of all other Liens (other than Permitted Encumbrances), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the principal of the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (g) or (h) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or any Subsidiary Guarantor, to it at 161 Eglinton Avenue East, Suite 400, Toronto, Ontario M4P 1J5, Attention of Chief Executive Officer and Chief Financial Officer (Telecopy No. 416-544-0300; Telephone No. 416-544-3001); and

          (b) if to the Lender, to Corel Corporation, 1600 Carling Avenue, Ottawa, Ontario K1Z 8R7, Attention of Chief Financial Officer (Telecopy No. 613-761-7872; Telephone

     No. 613-728-2000).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments.

          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and reasonable disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all out-of-pocket losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (excluding any transaction contemplated by any provision of the Merger Agreement), (ii) the Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loans or the use of the proceeds thereof.

          (d) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns.

          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignment by the Lender. The Lender may assign the Commitment or the Loans to a Subsidiary of the Lender without the consent of the Borrower and may assign the Loans to any other Person with the prior written consent of the Borrower (not to be unreasonably withheld); provided that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing at the time of assignment. Upon execution and delivery by the assignee to the Borrower of an instrument in writing pursuant to which such assignee agrees to become the "Lender" hereunder, and upon written consent thereto by the Borrower to the extent required above, the assignee shall have (unless provided in such assignment with the consent of the Borrower) the obligations, rights and benefits of the Lender hereunder in respect of the Loans theretofore held by the Lender.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made or deemed made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that such other party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.07, 3.03,
9.03 and 9.12 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article V, this Agreement shall become effective when it shall have been executed by the Lender and when the

Lender shall have received counterparts hereof which, when taken together, bear the signatures of each Obligor, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Etc.

          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to the conflict of laws provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

          (b) Submission to Jurisdiction. Each Obligor and the Lender hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction in which suit is permitted to be brought against any Person under the Merger Agreement.

          (c) Waiver of Venue. Each Obligor and the Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each party to this Agreement (the "Receiving Party") agrees to maintain the confidentiality of the Information (as defined below) of each other party (the "Disclosing Party"), except that Information may be disclosed (a) to the Receiving Party and the Receiving Party's Affiliates' respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or any prospective assignee of any of its rights or obligations under this Agreement, (g) with the consent of the Disclosing Party or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party. For the purposes of this paragraph, "Information" means all information received from any Disclosing Party relating to such Disclosing Party or its business. The parties to this Agreement acknowledge that this Agreement and the terms of the Loans will likely be required to be publicly disclosed in accordance with applicable law. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   SOFTQUAD SOFTWARE, LTD.


                                   By
                                     ----------------------------------
                                     Name:  Roberto Drassinower
                                     Title: Chairman and Chief Executive Officer

                              SUBSIDIARY GUARANTORS


                    [COMPLETE FOR EACH SUBSIDIARY GUARANTOR]

                                        SOFTQUAD SOFTWARE CALIFORNIA, LTD.,
                                          a California corporation


                                        By
                                          ----------------------------------
                                          Name: Roberto Drassinower
                                          Title:  Chief Executive Officer


                                        SOFTQUAD LIMITED,
                                          a United Kingdom corporation


                                        By
                                          ----------------------------------
                                          Name: Roberto Drassinower
                                          Title:  Director


                                        SOFTQUAD ACQUISITION CORP.,
                                          an Ontario (Canada) corporation


                                        By
                                          ----------------------------------
                                          Name: Roberto Drassinower
                                          Title:  President


                                        SOFTQUAD SOFTWARE, INC.,
                                          an Ontario (Canada) corporation


                                        By
                                          ----------------------------------
                                          Name: Roberto Drassinower
                                          Title:  Chief Executive Officer


                                        3050114 NOVA SCOTIA LIMITED,
                                          a Nova Scotia (Canada) corporation


                                        By
                                          ----------------------------------
                                          Name: Roberto Drassinower
                                          Title:  President

                                        LENDER

                                        COREL CORPORATION


                                        By
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                               SECURITY AGREEMENT


          SECURITY AGREEMENT dated as of February 14, 2002 among SOFTQUAD SOFTWARE, LTD., a corporation organized and existing under the laws of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "Subsidiary Guarantors" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Grantors"); and COREL CORPORATION, as Lender under the Loan Agreement referred to below (together with its successors in such capacity, the "Lender").

          The Borrower, the Subsidiary Guarantors, the Lender are parties to a Term Loan Agreement dated as of February 14, 2002 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for the making of one or more loans to the Borrower.

          To induce the Lender to enter into the Loan Agreement and to make the loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. (a) Terms defined in the Loan Agreement are used herein as defined therein.

          (b) The terms "Accounts", "Chattel Paper", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds" and "Software" have the respective meanings ascribed thereto in Article 9 of the UCC.

          (c) In addition, as used herein:

          "Collateral" has the meaning assigned to such term in Section 3.

          "Collateral Account" has the meaning assigned to such term in Section
     4.

          "Copyright Collateral" means all Copyrights, whether now owned or hereafter acquired by any Grantor, including each Copyright identified in Annex 4.

          "Copyrights" means all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Excluded Capital Stock" means 3,036,710 exchangeable shares in the capital stock of SoftQuad Acquisition Corp.

          "Intellectual Property" means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Grantor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Grantor in respect of any of the items listed above.

          "Issuers" means, collectively, (a) the respective corporations, partnerships or other entities identified next to the names of the Grantors on Annex 3 under the caption "Issuer" and (b) any other entity that shall at any time be a Subsidiary of any of the Grantors.

          "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Patent Collateral" means all Patents, whether now owned or hereafter acquired by any Grantor, including each Patent identified in Annex 5.

          "Patents" means all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

          "Pledged Stock" has the meaning assigned to such term in Section 3(k).

          "Secured Obligations" means, collectively, (a) in the case of the Borrower, the principal of and interest on the Loan and all other amounts whatsoever now or hereafter from time to time owing by the Borrower to the Lender under the Loan Documents, (b) in the case of each Subsidiary Guarantor, all present and future obligations of such Subsidiary Guarantor under the Loan Agreement and the other Loan Documents (including, without limitation, in respect of its Guarantee under Article III of the Loan Agreement), and (c) all present and future obligations of the Grantors to the Lender hereunder.

          "Specified Collateral" means the Collateral specified on Annex 8 hereto.

          "Specified Grantor" means the Grantor specified on Annex 8 hereto.

          "Stock Collateral" has the meaning assigned to such term in Section 3(k)(ii).

          "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Grantor, including each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. Representations and Warranties. Each Grantor represents and warrants to the Lender that:

          (a) Title and Priority. Such Grantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3, and no Lien exists upon such Collateral, except for Permitted Encumbrances and except for the security interest granted by such Grantor in favor of the Lender created pursuant hereto. The security interest created pursuant hereto constitutes a valid security interest in the Collateral in which such Grantor purports to grant a security interest pursuant to Section 3, subject to no equal or prior Lien except Permitted Encumbrances.

          (b) Names, Etc. (i) The full and correct legal name, type of organization, jurisdiction of organization, federal tax identification number and/or other organizational identification number (if applicable) and mailing address of each Grantor as of the date hereof are correctly set forth in Annex 1.

          (ii) Annex 1 correctly specifies the place of business of each Grantor or, if such Grantor has more than one place of business, the location of the chief executive office of such Grantor.

          (c) Changes in Circumstances. Such Grantor has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

          (d) Pledged Stock. The Pledged Stock identified under the name of such Grantor in Annex 3 has been, and all other Pledged Stock in which such Grantor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Loan Agreement). The Pledged Stock identified under the name of such Grantor in Annex 3 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Grantor on the date hereof (whether or not registered in the name of such Grantor) and Annex 3 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          (e) Intellectual Property. Annexes 4, 5, and 6, respectively, set forth under the name of such Grantor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Grantor on the date hereof; except pursuant to licenses and other user agreements entered into by such Grantor in the ordinary course of business, including those that are listed in Annex 7, such Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, and all registrations listed in Annexes 4, 5, and 6, are valid and in full force and effect.

          Annex 7 sets forth a complete and correct list of all material licenses and other material user agreements included in the Intellectual Property on the date hereof.

          To such Grantor's knowledge, (i) except as set forth in Annex 7, there is no violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Grantor and (ii) such Grantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Grantor or, to such Grantor's knowledge, threatened, and no claim against such Grantor has been received by such Grantor, alleging any such violation, except as may be set forth in Annex 7.

          Such Grantor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          (f) Fair Labor Standards Act. Any Goods now or hereafter produced by such Grantor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, each Grantor hereby grants to the Lender, for the benefit of the Lender as hereinafter provided, a security interest in all of such Grantor's right, title and interest in, to and under the following property, assets and revenues, whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the "Collateral"):

          (a) all Accounts;

          (b) all Deposit Accounts;

          (c) all Instruments;

          (d) all Documents;

          (e) all Chattel Paper (whether tangible or electronic);

          (f) all Inventory;

          (g) all Equipment;

          (h) all Fixtures;

          (i) all Goods not covered by the preceding clauses of this Section 3;

          (j) all Letter-of-Credit Rights;

          (k) the shares of capital stock of each Issuer identified in Annex 3 under the name of such Grantor and all other shares of capital stock of whatever class of each Issuer, now or hereafter owned by such Grantor, and all certificates evidencing the same (collectively, the "Pledged Stock"), together with, in each case:

          (i) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock, and

          (ii) without affecting the obligations of such Grantor under any provision prohibiting such action hereunder or under the Loan Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Grantor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the "Stock Collateral");

          (l) all Investment Property not covered by clause (k) of this Section
3;

          (m) all Intellectual Property;

          (n) all Payment Intangibles, Software and all other General Intangibles whatsoever not covered by the preceding clauses of this Section 3;

          (o) all commercial tort claims, as defined in Section 9-102(a)(13) of the UCC;

          (p) all other tangible and intangible personal property whatsoever of such Grantor; and

          (q) all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).

          Section 4. Cash Proceeds of Collateral.

          (a) Collateral Account. The Lender may cause to be established at a banking institution to be selected by the Lender a cash collateral account (the "Collateral Account"), which shall be a "securities account" (as defined in
Section 8-501 of the UCC) in respect of which the Lender shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Lender pursuant hereto (other than the Specified Collateral) and into which the Grantors (other than the Specified Grantor) may from time to time deposit any additional amounts that any of them wishes to pledge to the Lender for the benefit of the Lender as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Lender shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Grantor as such Grantor through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Lender may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          (b) Proceeds of Accounts. If so requested by the Lender at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all Grantors on Instruments to make all payments in respect thereof either (a) directly to the Lender (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Lender) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Lender) under arrangements, in form and substance satisfactory to the Lender, pursuant to which such Grantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Lender for deposit into the Collateral Account. All payments made to the Lender, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Grantor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Grantor shall, upon the request of the Lender, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Grantor for and as the property of the Lender and shall not be commingled with any other funds or property of such Grantor.

          (c) Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Grantors (or, after the occurrence and during the continuance of a Default, the Lender) shall determine, which Permitted Investments shall be held in the name and be under the control of the Lender and credited to the Collateral Account, provided that at any time after the occurrence and during the continuance of an Event of Default, the Lender may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09.

          Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Grantors hereby agree with the Lender for the benefit of the Lender as follows:

          5.01 Delivery and Other Perfection. Each Grantor shall:

          (a) deliver to the Lender any and all Instruments constituting part of the Collateral in which such Grantor purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may request; provided, that so long as no Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of its business any Instruments received by such Grantor in the ordinary course of its business and the Lender shall, promptly upon request of such Grantor through the Borrower, make appropriate arrangements for making any Instrument pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Lender, against trust receipt or like document);

          (b) give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Lender to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Lender or its nominee (and the Lender agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Lender will thereafter promptly give to the respective Grantor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Grantor hereunder), provided that notices to account debtors in respect of any Accounts, Chattel Paper or General Intangibles and to Grantors on Instruments shall be subject to the provisions of clause (c) below;

          (c) upon the occurrence and during the continuance of any Default, upon request of the Lender, promptly notify (and such Grantor hereby authorizes the Lender so to notify) each account debtor in respect of any Accounts, Chattel Paper, Instruments or General Intangibles of such Grantor that such Collateral has been assigned to the Lender hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Lender;

          (d) without limiting the obligations of such Grantor under Section 5.04(c), upon the acquisition after the date hereof by such Grantor of any Equipment covered by a certificate of title or ownership, cause the Lender to be listed as the lienholder on such certificate of title and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, and within 120 days of the acquisition thereof deliver evidence of the same to the Lender;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Lender may reasonably require in order to reflect the security interests granted by this Agreement; and

          (f) permit representatives of the Lender, upon reasonable prior notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at such Grantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Lender may reasonably require.

          5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 7.02 of the Loan Agreement, without the prior written consent of the Lender, no Grantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Lender is not named as the sole secured party for the benefit of the Lender, or (b) cause or permit any Person (other than any depository, with respect to a Deposit Account held by such financial institution, any commodity intermediary, with respect to a Commodities Contract held by such financial institution, or any securities intermediary, with respect to a Securities Account held by such financial institution) other than the Lender to have "control" (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

          5.03 Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04 Special Provisions Relating to Certain Collateral.

          (a) Stock Collateral.

          (1) The Grantors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding (other than the Excluded Capital Stock).

          (2) If any of the shares, securities, moneys or property required to be pledged by such Grantor under Section 3 are received by such Grantor, such Grantor shall forthwith either (x) transfer and deliver to the Lender such shares or securities so received by such Grantor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Lender, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Lender shall deem necessary or appropriate to duly perfect the Lien created hereunder in such shares, securities, moneys or property in said Section 3.

          (3) So long as no Event of Default shall have occurred and be continuing, the Grantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Loan Agreement or any other Loan Document, provided that the Grantors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Loan Agreement or such other Loan Document; and the Lender shall execute and deliver to the Grantors or cause to be executed and delivered to the Grantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(3).

          (4) Unless and until an Event of Default has occurred and is continuing, the Grantors shall be entitled to receive and retain any and all dividends and distributions on the Stock Collateral.

          (5) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Loan Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Lender and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Lender shall so request in writing, the Grantors jointly and severally agree to execute and deliver to the Lender appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Lender shall, upon request of the Grantors (except to the extent theretofore applied to the Secured Obligations), be returned by the Lender to the Grantors.

          (b) Intellectual Property.

          (1) For the purpose of enabling the Lender to exercise rights and remedies under Section 5.05 at such time as the Lender shall, by law and by the terms of Section 5.05, during the period during which an Event of Default shall have occurred and be continuing, be entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 5.01 of the Merger Agreement that limit the rights of the Grantors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Lender shall from time to time, upon the request of the respective Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitment or earlier expiration of this Agreement or release of the Collateral, the license granted pursuant to clause (1) immediately above shall be terminated and of no further force and effect. The exercise of rights and remedies under Section 5.05 by the Lender shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (2).

          (3) The Grantors will furnish to the Lender from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Lender may reasonably request, all in reasonable detail; and promptly upon request of the Lender, following receipt by the Lender of any statements, schedules or reports pursuant to this clause (3), modify this Agreement by amending Annexes 2, 3 and/or 4, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.

          (c) Motor Vehicles.

          (1) Each Grantor shall deliver to the Lender originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Lender listed as lienholder and take such other action as the Lender shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.

          (2) Without limiting the generality of the foregoing, upon the acquisition after the date hereof by any Grantor of any Motor Vehicle, such Grantor shall deliver to the Lender originals of the certificates of title or ownership for such Motor Vehicles, together with the manufacturer's statement of origin with the Lender listed as lienholder; provided, however, if the Motor Vehicle to be acquired is subject to a purchase money security interest, the Lender shall be listed as a junior lienholder to the Person holding such purchase money security interest.

          (3) Without limiting Section 5.10, each Grantor hereby appoints the Lender as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Grantor to be retitled and the Lender listed as lienholder thereon, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Lender may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Lender a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Lender under Section 5.05). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

          (4) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

          5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

          (a) each Grantor shall, at the request of the Lender, assemble the Collateral owned by it at a place reasonably convenient to both the Lender and such Grantor, designated in its request;

          (b) the Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Lender in its discretion may, in its name or in the name of the Grantors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Lender may, upon ten Business Days' prior written notice to the Grantors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Grantors shall supply to the Lender or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Lender in Section 5.04(b)(1), shall be applied in the manner specified in Section 5.09.

          The Grantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantors shall remain liable for any deficiency to the extent the Grantors are obligated under this Agreement.

          5.07 Locations; Names. Without at least 30 days' prior written notice to the Lender, no Grantor shall change its location (as defined in Section 9-307 of the UCC) or change its name from the name shown as its current legal name on Annex 1.

          5.08 Private Sale. The Lender shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Lender under Section 4 or this Section 5, shall be applied by the Lender:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Lender and the fees and reasonable expenses of its agents and counsel, and all expenses incurred and advances made by the Lender in connection therewith;

          Next, to the payment in full of the Secured Obligations; and

          Finally, to the payment to the respective Grantors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Lender is hereby appointed the attorney-in-fact of each Grantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 5 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Grantor shall (i) file such financing statements and other documents in such offices as the Lender may request to perfect the security interests granted by Section 3 of this Agreement, (ii) cause the Lender to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Grantor, (iii) deliver to the Lender all certificates identified in Annex 3, accompanied by undated stock powers duly executed in blank and (iv) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Lender may reasonably request. Without limiting the foregoing, each Grantor consents that UCC financing statements may be filed describing the Collateral as "all assets" or "all personal property" of such Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

          5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitment of the Lender under the Loan Agreement shall have expired or been terminated, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor and to be released and canceled all licenses and rights referred to in Section 5.04(b). The Lender shall also execute and deliver to the respective Grantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Grantor to effect the termination and release of the Liens on the Collateral.

          5.13 Further Assurances. Each Grantor agrees that, from time to time upon the written request of the Lender, such Grantor will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

          5.14 Release of Motor Vehicles. So long as no Default shall have occurred and be continuing, upon the request of any Grantor, the Lender shall execute and deliver to such Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Lender as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Lender of a certificate from such Grantor stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and any proceeds of such sale or casualty loss being paid to the Lender hereunder.

          Section 6. Miscellaneous.

          6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 9.01 of the Loan Agreement and shall be deemed to have been given at the times specified in said Section.

          6.02 No Waiver. No failure on the part of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Grantor and the Lender. Any such amendment or waiver shall be binding upon the Lender and each holder of any of the Secured Obligations and each Grantor.

          6.04 Expenses. The Grantors jointly and severally agree to reimburse the Lender for all reasonable costs and expenses incurred by the Lender (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Lender of any obligations of the Grantors in respect of the Collateral that the Grantors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, including out-of-pocket expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

          6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor and the Lender, (provided, however, that no Grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Lender).

          6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.07 Governing Law. This Agreement shall be and construed in accordance with and governed by the law of the State of New York without regard to the conflict of laws provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

          6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not /intended to affect the interpretation of any provision of this Agreement.

          6.09 Third-Party Agents and Attorneys-in-Fact. The Lender may employ third-party agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such third-party agents or attorneys-in-fact selected by it in good faith.

          6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and
(b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          6.11 Additional Grantors. As contemplated in Section 6.04 of the Loan Agreement, a new Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof may become a "Subsidiary Guarantor" under the Loan Agreement and an "Grantor" under this Agreement, by executing and delivering to the Lender a Guarantee Assumption Agreement in the form of Exhibit B to the Loan Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Grantor" for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Guarantee Assumption Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                SOFTQUAD SOFTWARE, LTD.


                                By ________________________
                                   Name:  Roberto Drassinower
                                   Title: Chairman and Chief Executive Officer

                              SUBSIDIARY GUARANTORS
                              ---------------------

                    [COMPLETE FOR EACH SUBSIDIARY GUARANTOR]

                       SOFTQUAD SOFTWARE CALIFORNIA, LTD.,
                            a California corporation



                                By ________________________
                                Name:  Roberto Drassinower
                                Title: Chief Executive Officer


                                SOFTQUAD LIMITED,
                                a United Kingdom corporation


                                By ________________________
                                Name:  Roberto Drassinower
                                Title: Director


                                SOFTQUAD ACQUISITION CORP.,
                                an Ontario (Canada) corporation


                                By ________________________
                                Name:  Roberto Drassinower
                                Title: President

                                SOFTQUAD SOFTWARE, INC.,
                                an Ontario (Canada) corporation


                                By ________________________
                                Name:  Roberto Drassinower
                                Title: Chief Executive Officer


                                3050114 NOVA SCOTIA LIMITED,
                                a Nova Scotia (Canada) corporation


                                By ________________________
                                Name:  Roberto Drassinower
                                Title: President

                                COREL CORPORATION
                                as Lender


                                By ________________________
                                Name:
                                Title: